UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2009

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

109 North Post Oak Lane, Suite 422, Houston, Texas 77024

 (Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 18, 2009, WestLB AG, New York Branch, as administrative agent for the Lenders under the $41 million senior secured construction, term and working capital credit facility (the “Credit Facility”) among Nova Biofuels Seneca, LLC (“Nova Biofuels Seneca”), a subsidiary of Nova Biosource Fuels, Inc. (the “Company”), and other parties thereto, agreed to waive certain covenant defaults under the Credit Facility and the requirement of Nova Biofuels Seneca to make its scheduled principal and interest payments previously due on March 20, 2009 until March 27, 2009 while the parties continue to evaluate the Credit Facility and the project’s financial condition and working capital requirements.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On March 18, 2009, the Company received notice from NYSE Amex LLC, formerly known as the American Stock Exchange (the “Exchange”), indicating that the Company was not in compliance with Sections 134 and 1101 of the NYSE Amex LLC Company Guide, formerly the American Stock Exchange Company Guide (the “Company Guide”), in that it did not timely file its Form 10-Q for the period ended January 31, 2009.  In order to maintain its Exchange listing, the Company must submit a plan of compliance by April 1, 2009 advising the Exchange of action it has taken, or will take, that would bring the Company into compliance with Sections 134 and 1101 of the Company Guide by June 16, 2009.  The Corporate Compliance Department of the Exchange will evaluate the plan and make a determination as to whether the Company has made a reasonable demonstration in the Plan of an ability to regain compliance with the applicable continued listing standards by June 16, 2009, in which case the plan will be accepted.  If the plan is accepted, the Company may be able to continue its listing during the plan period up to June 16, 2009, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan.  If the Company does not submit a plan, if the Company submits a plan that is not accepted or if the plan is accepted but the Company is not in compliance with the continued listing standards at the conclusion of the plan period or does not make progress consistent with the plan during the plan period, the Company may become subject to delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

The Company was unable to timely file its Form 10-Q for the period ended January 31, 2009 due to the Company’s staffing and financial limitations.  However, the Company intends to attempt to file the Form 10-Q for the period ended January 31, 2009 on or before April 15, 2009.

This report contains forward-looking statements, including statements regarding the Company’s plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Readers are urged to carefully review and consider the various risk factors disclosed by the Company in its reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the period ended October 31, 2008, which describes the risks and other factors that may affect the Company’s business, financial condition, results of operations and cash flows, including the limited amount of available working capital, the volatile nature of the commodities and biodiesel markets and the risks to customer acceptance of biodiesel as a substitute for petroleum diesel. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, actual events may vary materially from those expected or projected in this report.

ITEM 7.01 REGULATION FD DISCLOSURE

Attached hereto as Exhibit 99.1 is the news release issued by Nova Biosource Fuels, Inc.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1	News release dated March 19, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

	By:	/s/ Kenneth T. Hern
Kenneth T. Hern
Chairman, Chief Executive Officer and Chief Financial Officer

Date: March 19, 2009

EXHIBIT INDEX

99.1	News release dated March 19, 2009.